FOR THE SPECIAL MEETING IN LIEU OF 2021 ANNUAL MEETING

OF STOCKHOLDERS OF SPARTACUS ACQUISITION CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY CARD

The undersigned hereby appoints Peter D. Aquino and Igor Volshteyn (together, the "Proxies"), and each of them independently, with full power of substitution as needed, as proxies to vote the shares that the undersigned is entitled to vote (the "Shares") at the special meeting in lieu of 2021 annual meeting of stockholders of Spartacus Acquisition Corporation (the "Company") to be held on [•], 2021 at [•] [A.M./P.M.], Eastern Time, and at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies' discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof (the "Special Meeting").

The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for the Special Meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL NUMBERS 1, 2, 3, 4, 7, AND 8 AND "FOR" ALL NOMINEES IN PROPOSALS 5 AND 6. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" ALL OF THE PROPOSALS SHOWN ON THE REVERSE SIDE. ONLY CLASS B COMMON STOCKHOLDERS MAY VOTE ON PROPOSAL NUMBER 5.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Spartacus Acquisition Corporation to be held on [•].

This notice of the Special Meeting and accompanying Proxy Statement/Propectus are available at: [•]

Please mark vote as indicated in this example ☒

SPARTACUS ACQUISITION CORPORATION — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NUMBERS 1, 2, 3, 4, 7, AND 8 AND "FOR" ALL NOMINEES IN PROPOSALS 5 AND 6".

1. The Business Combination Proposal — To consider and vote upon a proposal to approve the business combination (the "Business Combination") and adopt the Agreement and Plan of Merger, dated as of June 9, 2021, as it may be amended (the "Merger Agreement"), by and among the Company, Spartacus Acquisition Shelf Corp. ("Shelf"), NextNav, LLC, NextNav Holdings, LLC ("Holdings"), NEA 14 NextNav Blocker, LLC, Oak NextNav Blocker, LLC, Columbia Progeny Partners IV, Inc., Global Long Short Partners Aggregating Holdings Del VII LLC, Global Private Opportunities Partners Holdings II Corp., SASC (SPAC) Merger Sub 1 Corporation, SASC (Target) Merger Sub 2 LLC, SASC (NB) Merger Sub 3 LLC, SASC (OB) Merger Sub 4 LLC, SASC (CB) Merger Sub 5 Corporation, SASC (GB1) Merger Sub 6 LLC, and SASC (GB2) Merger Sub 7 Corporation. FOR ☐ AGAINST ☐ ABSTAIN ☐

2. To approve the following material differences, between the amended and restated certificate of incorporation of Shelf that will be in effect upon the closing of the Business Combination and the Company's current amended and restated certificate of incorporation:

Proposal 2A — To change Shelf's name to NextNav Inc. FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 2B — To remove certain provisions related to the Company's status as a special purpose acquisition company. FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 2C — To authorize 600,000,000 shares of capital stock of Shelf, par value $0.0001 per share, including (i) 500,000,000 shares of common stock, and (ii) 100,000,000 shares of preferred stock. FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 2D — To allow shares of common stock to be able to be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of capital stock representing a majority of the voting power of all the then outstanding shares of capital stock entitled to vote thereon, irrespective of the provisions the Delaware General Corporation Law. FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 2E — To eliminate explicit authority to create and issue rights, warrants and options with such terms as set by the board of directors. FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 2F — To declassify the board with each director being elected annually for a one-year term. FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 2G — To eliminate from the certificate of incorporation the ability of the board to fill any newly created directorships and vacancies; however, a similar right has been added to Shelf's proposed bylaws. FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 2H — To provide that any and all directors of Shelf may be removed at any time with or without cause and only by the affirmative vote of holders of at least two-thirds (2/3) of the voting power of all then outstanding shares of capital stock. FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 2I — To require the vote of at least two-thirds (2/3) of the voting power of all then outstanding shares of capital stock or a majority of the board, to adopt, amend or repeal Shelf's bylaws. FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 2J — To provide that the business conducted at a special meeting of stockholders will be limited to matters properly brought before the meeting by or at the direction of the board. FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 2K — To indemnify and hold harmless a person who is or was made or threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, by reason of the fact that he or she is or was a director or officer of Shelf or, while a director or officer of Shelf, is or was serving at the request of Shelf as a director, officer, employee or agent of another entity. FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 2L — To remove corporate opportunity provisions. FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 2M — To require the vote of at least two-thirds (2/3) of the voting power of all then outstanding shares of capital stock, to amend or repeal certain provisions of the certificate of incorporation or, if two-thirds (2/3) of the board has approved of such change, then only a majority vote shall be required. FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 2N — To include certain transfer restrictions, including prohibiting the transfer of (i) common stock, warrants or shares issuable upon the exercise or conversion of warrants issued by Shelf pursuant to the Merger Agreement (a) received by Spartacus Sponsor LLC ("Sponsor"), B. Riley Principal Investments, LLC ("B. Riley Investments") or their permitted transferees for a period of one year following the closing, and (b) received as equity consideration by equity holders of Holdings prior to the closing for a period of 180 days following the closing, and (ii) warrants issued in a private placement to our Sponsor and B. Riley Investments in October 2020 and the common stock issuable upon conversion or exercise of such warrants for a period of 30 days following the closing. FOR ☐ AGAINST ☐ ABSTAIN ☐

3. The Incentive Plan Proposal — To consider and vote upon a proposal to adopt the NextNav Inc. 2021 Omnibus Incentive Plan. FOR ☐ AGAINST ☐ ABSTAIN ☐

4. The Employee Stock Purchase Plan Proposal — To consider and vote upon a proposal to adopt the NextNav Inc. 2021 Employee Stock Purchase Plan. FOR ☐ AGAINST ☐ ABSTAIN ☐

5. The Existing Director Election Proposal — To consider and vote upon a proposal to elect three Class I directors to the Company's board of directors:

	FOR	WITHHOLD
Skyler Wichers	☐	☐
Alan B. Howe	☐	☐
Andrew Day	☐	☐

6 The New Director Election Proposal — To consider and vote upon a proposal to elect seven directors, effective as of and contingent upon the consummation of the Business Combination, to serve on Shelf's board of directors:

	FOR	WITHHOLD
Gary Parsons	☐	☐
Ganesh Pattabiraman	☐	☐
Peter Barris	☐	☐
Bandel Carano	☐	☐
James B. Fleming	☐	☐
Alan B. Howe	☐	☐
Peter D. Aquino	☐	☐

7. The Nasdaq Proposal — To approve, for the purposes of complying with the applicable listing rules of Nasdaq, the issuance of shares of the Company in connection with a private placement in connection with and immediately prior to consummation of the Business Combination. FOR ☐ AGAINST ☐ ABSTAIN ☐

8 The Adjournment Proposal — To adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve one or more proposals presented to the stockholders for vote. FOR ☐ AGAINST ☐ ABSTAIN ☐

Dated: ______________________________, 2021

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(Signature)

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(Signature if held Jointly)

Please sign exactly as your name(s) appear on your account. When Shares are held by joint tenants, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by authorized officer, giving full title as such. If a partnership, please sign in partnership name by an authorized person. A vote to abstain will have the same effect as a vote AGAINST Proposal Number 1. **The shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted "FOR" PROPOSAL NUMBERS 1, 2, 3, 4, 7, AND 8 AND "FOR" ALL NOMINEES IN PROPOSALS 5 AND 6.** If any other matters properly come before the Special Meeting, the Proxies will vote on such matters in their discretion.